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Exhibit 3.7

                            ARTICLES OF INCORPORATION
                           OF EMORY CARE CENTER, INC.

                                   ARTICLE ONE

         The name of the corporation is Emory Care Center, Inc.

                                   ARTICLE TWO

         The period of duration is perpetual.

                                  ARTICLE THREE

         The purpose for which the corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the Texas Business Corporations Act.

                                  ARTICLE FOUR

         The aggregate number of shares which the corporation shall have authority to issue is One Hundred Thousand (100,000), without par value.

                                  ARTICLE FIVE

         The corporation will not commence business until it has received for the issuance of shares consideration of the value of One Thousand Dollars ($1,000.00) consisting of money, labor done or property actually received.

                                   ARTICLE SIX

         The street address of its initial registered office is 1717 Main Street, Suite 3700, Dallas, Texas 75201, and the name of its initial registered agent at such address is Scott R. Erickson.

                                  ARTICLE SEVEN

         The number of directors constituting the initial board of directors is one (1), and the name and address of the person who is to serve as director until the first annual meeting of the shareholders or until their successors are elected and qualified is:

                           Robert S. Greenlaw
                           P. O. Box 31173
                           Walnut Creek, California  94598
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                                  ARTICLE EIGHT

         The name and address of the incorporator is:

                           Scott R. Erickson
                           1717 Main Street
                           Suite 3700
                           Dallas, Texas  75201

                                    /s/ Scott R. Erickson
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